UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/30/2011

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     On June 30, 2011, VeriFone Systems, Inc. (the “Company”) completed its acquisition of the outstanding securities of Destiny Electronic Commerce (Proprietary) Limited, a company registered under the laws of the Republic of South Africa (“DEC”), pursuant to the terms of a Share Purchase Agreement dated as of May 24, 2011. On June 30, 2011, under to the terms of the Share Purchase Agreement, the Company issued an aggregate of 1,138,872 shares of its common stock (the “Shares”) to the shareholders of DEC. The Company’s issuance of the Shares was made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (as amended).

     Pursuant to the terms of the Share Purchase Agreement with the selling stockholders, on June 30, 2011, we filed a registration statement covering the resale of the Shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2011		VeriFone Systems, Inc.
		By:	/s/ Albert Liu
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Albert Liu
SVP, General Counsel & Corporate Secretary